INDUSTRIAL BUILDING LEASE

DATE OF LEASE	TERM OF LEASE		YEARLY RENT
	BEGINNING	ENDING	
5/7/2010	6/1/2010	7/31/11	Yr. 1 - $ 8125 Pay $2031. per quarter Option, Yr. 2 $8368.75

LOCATION OF PROPERTY: 2112A Stonington Ave., Hoffman Estates, IL. 60195
PURPOSE: Distribution/Storage

LESSEE	LESSOR
NAME: Golden Oasis New Energy Group, Inc	NAME: Heritage Plumbing Co.
CONTACT: Keming Li	C/O: Jim Helfrich
ADDRESS: 1400 Bison Ln.	ADDRESS: 2116 Stonington Ave.
Hoffman Estates, IL. 60195	Hoffman Estates, IL. 60195
PHONE: 630.254.8655	PHONE: 847.885.9800
EMAIL: support@kelinginc.net	FAX: 847.885.9804

In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor solely for the above purpose the Premises designated above (the "Premises"), together with the appurtenances thereto, for the above Term.

RENT 1. Lessee shall pay Lessor or Lessor's agent as rent for the Premise the sum stated above, monthly in advance, until termination of this lease, at Lessor's address stated above or such other address as Lessor may designate in writing.

CONDITION AND UPKEEP OF PREMISES 2. Lessee has examined and knows the condition of the Premises and has received the same in good order and repair, and acknowledges that no representations as to the condition and repair thereof have been made by Lessor, or his agent, prior to or at the execution of this lease that are not herein expressed: Lessee will keep the Premises including all appurtenances, in good repair, replacing all broken glass with glass of the same size and quality as that broken, and will replace all damaged plumbing fixtures with others of equal quality, and will keep the Premises, including adjoining alleys, in a clean and healthful condition according to the applicable municipal ordinances and the direction of the proper public officers during the term of this lease at Lessee's expense, and will remove the snow and ice from the sidewalk abutting the Premises; and upon the termination of this lease, in any way, will yield up the Premises to Lessor, in good condition and repair, loss by fire and ordinary wear excepted, and will deliver the key therefore at the place of payment of said rent.

LESSEE NOT TO MISUSE; SUBLET; ASSIGNMENT 3. Lesee will not allow the Premises to be used for any purpose that will increase the rate of insurance thereon, nor for any purpose other than that hereinbefore specified, and will not load floors with machinery or goods beyond the floor load rating prescribed by applicable municipal ordinances, and will not allow the Premises to be occupied in whole, or in part, by any other person, and will not sublet the same or any part thereof, nor assign this lease without in each case the written consent of the Lessor first, had, and Lessee

Li [signature]

LESSEE NOT TO MISUSE SUBLET ASSIGNMENT (CONTINUED)

3. will not permit any transfer by operation of law of the interest in the Premises acquired through this lease, and will not permit the Premises to be used for any unlawful purpose, or for any purpose that will injure the reputation of the building or increase the fire hazard of the building, or disturb the tenants or the neighborhood, and will not permit the same to remain vacant or unoccupied for more than ten consecutive days; and will not allow any signs, cards or placards to be posted, or placed thereon, nor permit any alteration of or addition to any part of the Premises, except by written consent of Lessor; all alterations and additions to the Premises shall remain for the benefit of Lessor unless otherwise provided in the consent aforesaid.

MECHANICS LIEN

4. Lessee will not permit any mechanic's lien or liens to be placed upon the Premises or any building or improvement thereof during the term hereof, and in case of the filing of such lien Lessee will promptly pay same. If default in payment thereof shall continue for thirty (30) days after written notice thereof from Lessor to the Lessee, the Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness here under due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of bill therefore.

INDEMNITY FOR ACCIDENTS

5. Lessee covenants and agrees that he will protect and save and keep the Lessor forever harmless and indemnified against and from any penalty or damages or charges imposed for any violation of any laws or ordinances, whether occasioned by the neglect of Lessee or those holding under Lessee, and that Lessee will at all times protect, indemnify and save and keep harmless the Lessor against and from any and all loss, cost, damage or expense, arising out of or from any accident or other occurrence on or about the Premises, causing injury to any person or property whomsoever or whatsoever and will protect, indemnify and save and keep harmless the Lessor against and from any and all claims and against and from any and all loss, cost, damage, or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions hereof.

NON-LIABILITY OF LESSOR

6. Except as provided by Illinois statute, **Upon notice to Lessor from Lessee of by Lessor's willful neglect of gross negligence** Lessor shall not be liable for any damage occasioned by failure to keep the Premises in repair, nor for any damage done or occasioned by or from plumbing, gas, water, sprinkler, steam or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about Premises or any building or improvement thereon nor for any damage occasioned by water, snow or ice being upon or coming through the roof, skylights, trap door or otherwise, nor for any damages arising from acts of neglect of any owners or occupants of adjacent or contiguous property.

WATER, SEWER, GARBAGE, GAS AND ELECTRIC CHARGES

7. Lessee will pay, in addition to the rent above specified, all water rents, garbage disposal, gas and electric light and power bills taxed, levied or charged on the Premises, for and during the time for which this lease is granted, and in case said water, sewer rents and bills for gas, electric light and power shall not be paid when due, Lessor shall have the right to pay the same, which amounts so paid, together with any sums paid by Lessor to keep the Premises in a clean and healthy condition, as above specified, are declared to be so much additional rent and payable with the installment of rent next due thereafter.

KEEP PREMISES IN REPAIR

8. Lessor shall not be obliged to incur any expense for repairing any improvements upon said demised Premises or connected therewith, and the Lessee at his own expense will keep all improvements in good repair (injury by fire, or other causes beyond Lessee's control excepted) as well as in a good tenantable and wholesome condition, and will comply with all local or general regulations, laws and ordinances applicable thereto, as well as lawful requirements of all competent authorities in the behalf, Lessee will, as far as possible, keep said improvements from deterioration due to ordinary wear and from falling temporarily out of repair. If Lessee does not make repairs as required hereunder promptly and adequately, Lessor may but need not made such repairs and pay the costs thereof, and such costs shall be so much additional rent immediately due from and payable by Lessee to Lessor.

ACCESS TO PREMISES

9. Lessee will allow Lessor free access to the Premises for the purpose of examining or exhibiting the same, or to make any needful repairs, or alterations thereof which Lessor may see fit to make and will allow to have placed upon the Premises at all times notice of "For Sale" and "To Rent", and will not interfere with the same.

ABANDON-MENT AND RELETTING

10. If Lessee shall abandon or vacate the Premises, or if Lessee's right to occupy the Premises be terminated by Lessor by reason of Lessee's breach of any of the covenants herein, the same may be

ABANDONMENT AND RELETTING (CONTINUED) 10. by Lessor for such rent and upon such terms as Lessor my deem fit, subject to Illinois statute; and if a sufficient sum shall not thus be realized monthly, after paying the expenses of such re-letting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiency monthly during the remaining period of this lease and any costs to fix the Premises for the new occupant upon completion of improvements.

HOLDING OVER 11. Lessee will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Lessor, and failing so to do, will pay as liquidated damages, for the whole time such possession is withheld, the sum of 1.5 times the daily rent of the previous year rental per day; but the provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry as hereinafter set for; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this lease and the term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

EXTRA FIRE HAZARD 12. There shall not be allowed, kept, or used on the Premises any inflammable or explosive liquids or materials save such as may be necessary for use in the business of the Lessee, and in such case, any such substances shall be delivered and stored in amount, and used, in accordance with the rules of the applicable Board of Underwriters and statutes and ordinances now or hereafter in force.

DEFAULT BY LESSEE 13. If default be made in the payment of the above rent, or any part thereof, or in any of the covenants herein contained to be kept by the Lessee, Lessor may at any time thereafter at his election declare said term ended and reenter the Premises or any part thereof, with or (to the extent permitted by law) without notice or process of law, and remove Lessee or any persons occupying the same, without prejudice to any remedies which might otherwise be used for arrears of rent, and Lessor shall have at all times the right to distain for rent due, and shall have a valid and first lien upon all personal property which Lessee now owns, or may hereafter acquire or have an interest in, which is by law subject to such destrain, as security for payment of the rent herein reserved.

NO RENT DEDUCTION OR SET OFF 14. Lessee's covenant to pay rent is and shall be independent of each and every other covenant of this lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action.

RENT AFTER NOTICE OR SUIT 15. It is further agreed, by the parties hereto, that after the service of notice, or the commencement of a suit of after final judgment for possession of the Premises, Lessor may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, said suit, or said judgment.

PAYMENTS OF COSTS 16. Lessee will pay and discharge all reasonable costs, attorney's fees and expenses that shall be made and incurred by Lessor in enforcing the covenants and agreements of this lease.

RIGHTS CUMULATIVE 17. The rights and remedies of Lessor under this lease are cumulative. The exercise or use of any one or more thereof shall not bar Lessor from exercise or use of any other right or remedy provided herein or otherwise provided by law, nor shall exercise nor use of any right or remedy by Lessor waive any other right or remedy.

FIRE AND CASUALTY 18. In case the Premises shall be rendered untenantable during the term of this lease by fire or other casualty, Lessor at his option may terminate the lease or repair the Premises within sixty (60) days thereafter provided it wasn't due Lessee. If Lessor elects to repair, this lease shall remain in effect provided such repairs are completed within said time. If Lessor shall not have repaired the Premises within said time, then at the end of such time the term hereby created shall terminate. If this lease is terminated by reason fire or casualty as herein specified, rent shall be apportioned and paid to the day of such fire or other casualty.

SUBORDINATION 19. This lease is subordinate to all mortgages which may now or hereafter affect the Premises.

PLURALS; SUCCESSORS 20. The words "Lessor" and Lessee" wherever herein occurring and used shall be construed to mean "Lessors" and "Lessees" in case more than one person constitutes either party to this lease; and all the covenants and agreements contained shall be binding upon, and inure to, their respective successors, heirs, executors, administrators and assigns and may be exercised by his or their attorney or agent.

SEVERABILITY 21.A Wherever possible each provision of this lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this lease shall be prohibited by or

SEVERABILITY 21. A. invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this lease.

ATTACHED RIDER 21. B The RIDER attached hereto is incorporated herein by reference.

If this instrument is executed by a corporation, such execution has been authorized by a duly adopted resolution of the Board of Directors of such corporation.

This lease consists of 4 pages numbered 1 to 4, including a rider consisting of 4 pages, identified by Lessor and Lessee.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the Date of Lease stated above.

LESSEE:

Keming Li 5/17/2010 (seal)

(Keming Li)

_______________ (seal)

LESSOR:

_______________ (seal)

(Jim Helfrich)

_______________ (seal)

ASSIGNMENT BY LESSOR

On this _______________, 20_____, for value received, Lessor hereby transfers, assigns and sets over to _______________ all right, title and interest in and to the above Lease and the rent thereby reserved, except rent due and payable prior to _______________, 20_____.

Keming Li 5/17/2010 (seal)

(Keming Li)

_______________ (seal)

PERSONAL GUARANTEE

On this _______________, 20_____, **in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Guarantor hereby guarantees the payment of rent and performance by Lessee, Lessee's heirs, executors, administrators, successors or assigns of all covenants and agreements of the above Lease.**

Keming Li 5/17/2010 (seal)

(Keming Li)

_______________ (seal)

22. **RIDER SHALL CONTROL:** If there is any conflict between the provisions in this Rider and the provisions in the Lease, the Rider shall control.

23. **HONORING GOVERNMENTAL LAWS:** Lessee, at its own expense, shall promptly comply with all statutes, ordinances, rules, regulations, orders and requirements of all governmental bodies during the term of this lease.

24. **SECURITY DEPOSIT:** Prior to the commencement of this Lease, Lessee agrees to deposit with Lessor the sum of $677 DOLLARS to be held as a Security Deposit to secure the performance of each and every covenant of this Lease. On termination of this Lease and full payment of all amounts due and performance of all Lessee's covenants and agreements, the Security Deposit shall be returned to Lessee. within 5 days li

25. **1ST YEARS RENT:** The Lessee will deposit the sum of $ 2708 DOLLARS, as the first year rent due at the signing of this Lease. (security Deposit and First Quarter Rent. li

26. **LESSOR RESPONSIBILITY:** Lessor, at Lessor's expense, agrees to maintain the exterior walls, foundations, sidewalks, parking lot, common driveway and all other portions of the building considered to be exterior. Lessor further agrees to maintain, repair or replace the roof as needed, at Lessor's own expense, during the term of this Lease. Lessor will replace HVAC unit (s) if needed if damage is due to no neglect of Lessee.

27. **LESSEE RESPONSIBILITY:** Lessee covenants and agrees that Lessee shall keep all HVAC equipment free of vibration and noise and in good working order and condition and repaired. USING LESSOR'S CONTRACTORS & SERVICE CO. If repair or replacement (replacement needed due to negligence of Lessee) of the HVAC equipment becomes necessary, Lessee shall repair or replace the same with new or like items and components of the same quality and repair all damage done in or by such replacement during the term of this Lease and within time frame not to cause any harm to Premises.

28. **INSURANCE:** Lessee agrees at its own cost and expense at all times during the term of this Lease to procure and maintain an insurance policy naming Lessor as an insured party on the leased Premises, and the Improvements thereon:

a) Lessee will purchase, during the term of this lease, comprehensive general liability insurance for bodily injury for limits up to million ($ 1,000,000) single-limit and property damage in the amount of five hundred thousand ($ 500,000) per occurrence arising out of the ownership, maintenance or use by the Lessee of the Premises covered under this lease agreement. Further, a Certificate of Insurance shall be furnished to the Lessor and said policy shall be written with an insurance company reasonably satisfactory to Lessor and shall contain a provision that it may not be cancelled without at least thirty (30) days written notice to Lessor. Said policy shall be delivered to Lessor and a renewal policy shall be delivered to Lessor at least thirty (30) days before the expiration of any policy. Lessee agrees to comply with any and all recommendations of any insurance company or companies concerning changes in Lessee's manner of use of the leased Premises which will avoid invalidating any policy of insurance carried on any building thereon written by such company or companies.

b) Plate Glass Insurance.

li JH

29. **EXPENSES TO BE PASSED THROUGH TO LESSEE:** In the event that the amount of the general real estate taxes, Lessor's fire and liability insurance, snow plowing, lawn care, parking, lot sweeping, exterior lighting, and fire alarm system maintenance and monitoring, attributable to any year of the lease term (prorated if necessary for the year in which this lease commences and for the final year of this Lease), cumulatively shall be greater than $_3.30_ per square foot, then Lessee shall pay to Lessor, as additional rent, the amount in excess of $ 3.30 per square foot, upon presentation by Lessor to Lessee of an accounting thereof. That for the purpose of this paragraph, the Lessor and Lessee states that the square footage of the area herein leased is _2500_ square feet 12.4% of the building. Such amount shall be paid within five (5) days after the amount thereof has been demanded by Lessor, and it shall be collectable as rent. Failure to pay this assessment, if any, shall constitute a default under this Lease.

30. **IMPROVEMENTS DURING LEASE:** The Lessee shall not make any alterations in or additions to the Premises without the Lessor's advance written consent in each and every instance, which consent shall not be unreasonably withheld. The Lessor's decision to refuse such consent shall be conclusive. If the Lessor consents to such alterations or additions, before commencement of the work or delivery of any materials onto the Premises or into the building, the Lessee shall furnish the Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and indemnification in form and amount reasonably satisfactory to Lessor and waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions. All additions and alterations shall be installed in a good, workmanlike manner and only new, high-grade materials shall be used. Whether the Lessee furnished the Lessor the foregoing or not, the Lessee hereby agrees to hold the Lessor harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions.

31. **TENANT IMPROVEMENTS BY LESSOR:** Lessor, at Lessor's own expense, agrees to complete the improvements prior to or during first Lease commencement:

1. ALL MECHANICAL ITEMS IN WORKING ORDER:
2. COVER LIGHT BALLAST IN OFFICE
3. NEW CARPET IN OFFICE
4. CLOSE AND SECURE OPENING IN WAREHOUSE BETWEEN TWO UNITS.
5. DELIVER THE PROPERTY IN BROOM SWEPT CONDITION
6. LESEE SHALL HAVE THE OPTION TO LEASE THE PROPERTY FOR – SECOND YEAR AT A 3% INCREASE . THE OPTION MUST BE EXCERSIZED 60 DAYS BEFORE LEASE EXPIRATION.

The Lessor agrees to complete the aforesaid construction in a good and workmanlike manner by ("Completion Day"). In event that the Lessor is delayed by reason of fire, strikes, material shortages, acts of God, adverse weather conditions, acts of the Lessee, or delays or defaults of any public carrier, and possession cannot be provided to Lessee, then the Completion Date shall be extended equal to such delay and the rent due under this Lease shall abate for the Date following the date on which the Lessee has full use and enjoyment of the Premises and the expiration date shall be likewise extended so as to provide for a full lease term, and the period of such delay. If the commencement of the term shall be delayed beyond the intended Completion Date, then the term shall commence on the first business day (hereinafter designated as Commencement) parties shall execute a Lease amendment setting forth the new commencement and expiration dates. If commencement date is any day other than first day of the month then the monthly rent for the first month of the Lease term shall be prorated.

32. **LATE FEES AND PAYMENT OF RENT:** Rental payments shall be paid payable to on or before the first (1st) day of each and every month. Payments later than the seventy (7th) of the month shall be assessed a late charge of ten percent (10%) of the monthly rental as additional rent the following month. Failure to pay this late charge shall constitute a default under this Lease.

33. **TERMS TO PAY RENT:** Lessee's covenant to pay rent is and shall be independent of each and every other covenant of this Lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action.

34. **Outside Storage =** Not permitted.

35. **Garbage =** Maintain containers inside unit and only place outside on the day garbage is picked up.

36. **Signage =** Removal lettering on entrance door and rear door no larger than 2' x 2'.

37. **Chemical & Oil Storage =** Requires Lessor approval on what, quantity, how stored and disposed. All disposal requires licensed company for removal. Only approved chemicals will be for chemicals used in Lessee's business as outlined "Purpose" paragraph of Lease.

38. **Animals and/or Reptiles =** Not permitted in unit or on property.

39. **Toilets =** Only permitted to flush human waste and non-excessive amount of toilet paper used. All other items are to be disposed of in garbage or as may be required by LAW.

40. **Sinks and Floor Drains =** Only permitted to drain items in approval of local, state, national building and environmental codes. Additionally, no paper, stones, compounds, foreign objects other than water base.

41. **Lessor Inspections =** A) Immediate access for emergency purposes B) 24 hour notice by phone, in person, or mail for non-emergency purposes.

42. **Driveways =** A) Not to be used for parking. B) Used for egress and ingress and loading only.

43. **Building/Parking Rules and Regulations =** Lessor, at Lessee's sole discretion, reserves the right to add, change, delete rules on how tenant(s) is to utilize the building, parking and related improvements.

44. **Maintenance =** In general, periodic maintenance requirements are as follows:
<u>Lesser's Responsibility</u>: Except as otherwise provided in this lease, Lessor is responsible for structural repairs, tuck pointing, roof repair, parkway, and driveway repair and replacement. Lessor, however, is not responsible for glass breakage, nor for damage to any part of tenant's unit caused by a vehicle. Lessee should carry Insurance for such an occurrence or collect from insurance company of the perpetrator of the act, whether trucking co., etc.

45. **Surrender of Premises =** On termination of this lease, or any extension thereof, whether by forfeiture, lapse of time, or otherwise, Lessee shall surrender immediately possession of the leased Premises in good and tenantable repair. Lessee agrees to clean unit, repair any holes in walls, paint, but not limited to, all electrical, mechanical and HVAC components. If Lessee fails to surrender the leased Premises in accordance with the terms of this lease, Lessee shall pay to Lessor an additional rent all restoration and repair costs and inspection charges. Lessee shall deliver the keys at the place of payment of rent. If Lessee fails to surrender the leased Premises in accordance with the terms of this lease, Lessee shall indemnify and hold Lessor harmless against any loss of liability, including, without limitation, any claims made by any succeeding tenant resulting from such failure to surrender. This indemnification shall survive termination of this Lease.

LESSEE: Keming Li 5/17/2010 LESSOR: Jim Helfrich
(Keming Li) (Jim Helfrich)

BY: Keming Li 5/17/2010 BY: ______________________
Corporate Officer (Keming Li)

BY: Keming Li 5/17/2010
Individually Guaranteed (Keming Li)

Keming Li
6/26/2011

lease extends to 7/31/2012